Exhibit 99.10

Use the Internet to transmit your voting instructions up until 11:59 p.m., ET, on January 17, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET, on January 17, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET WWW.FCRVOTE.COM/NS2 VOTE BY TELEPHONE 1-866-892-1437 VOTE BY MAIL CONTROL NUMBER If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 p.m., ET, on January 17, 2018. OR OR Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Signature Signature (Capacity) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. FOR AGAINST ABSTAIN NORTHSTAR REAL ESTATE INCOME II, INC. The Board of Directors recommends you vote FOR Proposals 1, 2, and 3. PROXY 1. Proposal to approve the merger of NorthStar Real Estate Income II, Inc. (“NorthStar II”) with and into Colony NorthStar Credit Real Estate, Inc. (the Company), with the Company surviving the merger, pursuant to the Amended and Restated Master Combination Agreement, dated as of November 20, 2017, as may be further amended and restated, as more fully described in the accompanying joint proxy statement/prospectus (we refer to foregoing proposal as the NorthStar II merger proposal). 2. Proposal to approve an amendment to NorthStar II’s charter to delete certain provisions regarding roll-up transactions (we refer to the foregoing proposal as the NorthStar II charter amendment proposal). 3. Proposal to adjourn the NorthStar II special meeting, if necessary or appropriate, as determined in the sole discretion of the chairperson of the NorthStar II special meeting, to solicit additional proxies in favor of the NorthStar II merger proposal and the NorthStar II charter amendment proposal (we refer to the foregoing proposal as the NorthStar II adjournment proposal). PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE TO REGISTER YOUR VOTE PROMPTLY. INSTRUCTIONS ON REVERSE SIDE. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, JANUARY 17, 2018, TO BE INCLUDED IN THE VOTING RESULTS. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. The Notice of the Special Meeting and the Joint Proxy Statement/Prospectus are available at www.fcrvote.com/NS2 Continued and to be signed on the reverse side. If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing. PROXY NORTHSTAR REAL ESTATE INCOME II, INC. SPECIAL MEETING OF STOCKHOLDERS January 18, 2018, 10:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Daniel R. Gilbert, Frank V. Saracino and Jenny B. Neslin, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of NorthStar Real Estate Income II, Inc. (“NorthStar II”) owned by the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of J.P. Morgan, 270 Park Avenue, 11th Floor, New York, New York 10017, on January 18, 2018 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof. This proxy is solicited on behalf of the Board of Directors of NorthStar II. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of NorthStar II. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR the approval of the NorthStar II merger proposal, FOR the approval of the NorthStar II charter amendment proposal, and FOR the approval of the NorthStar II adjournment proposal. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the accompanying joint proxy statement/prospectus describing more fully the proposals set forth herein. CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.